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Exhibit 10.5
LANVISION SYSTEMS, INC.

EMPLOYMENT AGREEMENT BETWEEN LANVISION, INC. AND DONALD E. VICK EFFECTIVE DECEMBER 3, 1996

                              EMPLOYMENT AGREEMENT


This Employment Agreement is entered into between LanVision, Inc. ("LanVision"), and Donald E. Vick ("Employee"), based on the following terms and conditions:

1. Term of Employment. This Employment Agreement establishes a contract for employment-at-will. Employment may be terminated by LanVision or Employee for any reason or no reason on 14 days' prior written notice.

2. Employment Responsibilities. Employee shall be employed in the capacity and in the location identified in the offer letter a copy of which is attached to this Employment Agreement ("Offer Letter"). LanVision reserves the right to modify Employee's employment responsibilities and employment location in accordance with LanVision's needs. While employed by LanVision, Employee shall not render any services of a business nature to any other person or entity, for compensation, without the prior written consent of LanVision. Such consent shall not be unreasonably withheld.

3. Compensation. Employee shall receive compensation as set forth in the Offer Letter. Employee's compensation shall be subject to change based upon merit and/or modification of Employee's duties as determined by LanVision. Base salary shall be payable in semi-monthly installments. Any applicable bonuses, commissions, or other compensation shall be paid in accordance with the applicable compensation plan.

4. Employee Benefits. Employee shall be entitled to participate in the employee benefit plans made available by LanVision in accordance with the terms and conditions of such benefit plans; provided, however, that any benefits made available to Employee during the course of employment shall not be considered to be a vested right, unless specifically so provided by the applicable benefit plan. The Employee Handbook contains a complete description of the employee benefits presently offered by LanVision; however, the Employee Handbook is provided for informational purposes only, is subject to modification at LanVision's discretion, and does not constitute a contract between LanVision and Employee.

5.   Employee Research and Development.

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     5.1  Employee shall promptly and fully disclose to LanVision any and all developments, improvements, innovations, and/or discoveries made or conceived by Employee, either solely or jointly with others, during the course of Employee's employment under this Employment Agreement and relating to the business of LanVision. All such developments, improvements, innovations, and discoveries shall be the exclusive property of LanVision.

     5.2 Employee shall immediately assign to LanVision all of Employee's right, title, and interest in any developments, improvements, innovations, and/or discoveries relating to the business of LanVision and shall sign all instruments necessary for the filing or renewal of letters of patent and registrations of trademarks and copyrights in connection with the assigned developments, improvements, innovations, and/or discoveries.

6. Nondisclosure of Trade Secrets and Confidential Business Information. Employee acknowledges that during Employee's employment with LanVision, Employee will receive, develop, or otherwise acquire, information concerning trade secrets and confidential business information belonging to LanVision, its affiliated companies, its customers, and other third parties with whom LanVision does business. For purposes of this Employment Agreement, trade secrets and confidential business information shall include, but shall not be limited to, software systems, product specifications, technical information, ideas, know-how, product plans, business plans, market research, processes, procedures, pricing, business affairs, financial information, and customer lists. Employee agrees that Employee will not disclose the trade secrets or confidential business information of LanVision, its affiliated companies, its customers, or other third parties with whom LanVision does business, either directly or indirectly, to any third person or entity, nor use these trade secrets or confidential business information in any way, either during employment with LanVision or at any time thereafter, except as authorized in writing by LanVision.

7. Restrictive Covenant. During the course of employment and for a period of one year following the termination of this Employment Agreement, whether terminated by LanVision or Employee, Employee shall not:

     7.1 Enter into or engage in competition with the business of LanVision or its affiliated companies, directly or indirectly, either as an employee, independent contractor, consultant, partner, joint venturer, sole proprietor, officer, director, or significant shareholder of any business or organization doing business in competition with the business of LanVision or its affiliated companies;

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     7.2  Call on, solicit, or attempt to take away any customers or potential customers of LanVision or of its affiliated companies on whom Employee called or with whom Employee became acquainted during Employee's employment with LanVision; or

     7.3 Solicit or attempt to persuade other employees of LanVision or of its affiliated companies to leave their employment.

8. Return of LanVision Property. Upon the termination of this Employment Agreement, Employee shall surrender to LanVision all software, documents, files, equipment, tapes, and other materials of any type whatsoever, in Employee's possession belonging to LanVision, LanVision's affiliated companies, LanVision's customers and potential customers, or LanVision's agents, licensors, and licensees.

9.   General.

     9.1 Entire Agreement. This Employment Agreement contains the entire agreement between the parties with respect to employment and supersedes any and all other agreements.

     9.2 Agreement Severable. The provisions of this Employment Agreement are severable. If any provision is held to be invalid, unenforceable, or void, the remaining provisions shall not as a result be invalidated.

     9.3 Waiver. The failure of either party to act upon any right, remedy, or breach of this Employment Agreement shall not constitute a waiver of that or any other right, remedy, or breach. No waiver shall be effective unless made in writing and signed by the waiving party.

     9.4 Employment Services Unique. Employee acknowledges that the services to be rendered by Employee are unique and that Employee's employment obligations, if breached, will result in irreparable harm to LanVision, entitling LanVision to injunctive relief, in addition to any other available legal remedies, including the recovery of monetary damages from Employee.

     9.5 Employee Warranty. Employee warrants that Employee's acceptance of employment with LanVision does not constitute a breach of any prior employment agreement of Employee.

     9.6 Amendments. This Employment Agreement may not be amended or modified, in whole or in part, except by a written instrument signed by the parties which references this Employment Agreement and specifically identifies the amendment or modification.

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     9.7  Governing Law. This Employment Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, excluding its conflict of laws principles.

     9.8 Voluntary Agreement. Employee represents that Employee has read and understands this Employment Agreement and has been given the opportunity to consult with legal counsel concerning the terms of this Employment Agreement.



Employee                                                      LanVision, Inc.


By:       / s / Donald E. Vick Jr.                            By:     / s / Alan J. Hartman
    --------------------------------------------------           ---------------------------------------------------
                     (Signature)                                                   (Signature)

                   Donald E. Vick                                                Alan J. Hartman
------------------------------------------------------        ------------------------------------------------------
               (Name Typed or Printed)                                       (Name Typed or Printed)

                       12/3/96                                             Director of Human Resources
------------------------------------------------------        ------------------------------------------------------
                       (Date)                                                        (Title)

                                                                                November 25, 1996
                                                              ------------------------------------------------------
                                                                                     (Date)


[Attachment: Copy of signed Offer Letter]

November 26, 1996



Donald E. Vick
3448 Woodside Drive
Cincinnati, Ohio 45014

Re:  Offer of Employment

Dear Mr. Vick:

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It is with great pleasure that we extend to you this formal offer of employment.
The offer is as follows:

1.   Position:     Assistant Controller, Finance, in our Cincinnati office,
                   reporting to Paul W. Bridge.

2.   Status:       Full-Time, 40 hours per week.

3.   Start Date:   January 1, 1997

4.   Compensation: $62,000 per year in base salary, to be paid semimonthly on the 15th and last days of the month; a $5,000 signing bonus to be refunded if you leave LanVision's employment within one year of your start date; and participation in the standard employee corporate performance bonus plan. In addition, you will receive 5,000 stock options to vest in three equal annual installments over a three year period beginning on the first anniversary of your employment.

5. Eligibility to participate in our medical, disability, and life insurance benefit plans, our 401(k) plan, and our employee stock purchase plan under the current requirements of these plans. A brief Summary of Benefits is enclosed.

6.   Three weeks vacation in accordance with our standard vacation policy.

7. Reimbursement or payment for one month's COBRA coverage, less the standard health insurance employee monthly contribution, if your health insurance coverage through your previous employer expires before the coverage through LanVision begins.

8. Payment of professional dues for OSCPA and AICPS, plus payment of fees to meet continuing professional education requirements.

Please accept this offer by signing and returning the two enclosed Employment Agreement originals to Alan J. Hartman, Director of Human Resources Department, at the above address. The other original is for your records. This offer is open for acceptance until ten days after the date of this letter. We look forward to hearing from you.


Sincerely,

LanVision, Inc.

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/s/ Thomas E. Perazzo                               /s/ Alan J. Hartman

Thomas E. Perazzo                                   Alan J. Hartman
Chief Financial Officer                             Director of Human Resources

cc: Paul W. Bridge